Exhibit 24

POWER OF ATTORNEY

I appoint James A. Lawrence, Siri S. Marshall and Kenneth L. Thome, together and separately, to be my attorneys-in-fact. This means they may, in my name and place:

*

Sign the registration statement on Form S-8 for the General Mills, Inc. 2006 Compensation Plan for Non-Employee Directors and any amendments (including post-effective amendments) to that registration statement;

*

File the registration statement mentioned above on Form S-8 (with exhibits and related documents) and any amendments and supplements thereto (with exhibits and related documents) with the Securities and Exchange Commission;

*	Perform the acts that need to be done concerning these filings; and

*	Name others to take their place.

I am responsible for everything my attorneys-in-fact do when acting lawfully within the scope of this Power of Attorney.

/s/ Paul Danos	/s/ Kendall J. Powell
Paul Danos Dated: September 25, 2006	Kendall J. Powell Dated: September 25, 2006

/s/ William T. Esrey	/s/ Michael D. Rose
William T. Esrey Dated: September 25, 2006	Michael D. Rose Dated: September 25, 2006

/s/ Raymond V. Gilmartin	/s/ Robert L. Ryan
Raymond V. Gilmartin Dated: September 25, 2006	Robert L. Ryan Dated: September 25, 2006

/s/ Judith Richards Hope	/s/ Stephen W. Sanger
Judith Richards Hope Dated: September 25, 2006	Stephen W. Sanger Dated: September 25, 2006

/s/ Heidi G. Miller	/s/ A. Michael Spence
Heidi G. Miller Dated: September 25, 2006	A. Michael Spence Dated: September 25, 2006

/s/ Hilda Ochoa-Brillembourg	/s/ Dorothy A. Terrell
Hilda Ochoa-Brillembourg Dated: September 25, 2006	Dorothy A. Terrell Dated: September 25, 2006

/s/ Steve Odland
Steve Odland Dated: September 25, 2006